Exhibit 23.1

ARTHUR ANDERSEN

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (Reg. No. 333-68710) of our report dated June 4, 2001 included in the School Specialty Inc. Annual Report on Form 10-K as of and for the fiscal year ended April 28, 2001 and to all references to our Firm included in this Amendment No. 1 to the Registration Statement.

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
October 11, 2001